Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Form 10-Q”) of Middleburg Financial Corporation (the “Company”), we, Gary R. Shook, Chief Executive Officer of the Company, and Raj Mehra, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)
the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:	/s/ Gary R. Shook	Date:	November 6, 2015
Gary R. Shook
Chief Executive Officer

By:	/s/ Raj Mehra	Date:	November 6, 2015
Raj Mehra
Chief Financial Officer